Exhibit 23.2



                         Consent of Independent Auditors


The Board of Directors and Stockholders,
Media General, Inc.


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Media General, Inc., pertaining to the Media General, Inc. Supplemental 401(k) Plan, of our report dated January 26, 2001, with respect to the consolidated financial statements of Media General, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000 and with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                     /s/  Ernst & Young LLP

Richmond, Virginia
March 21, 2001